Exhibit 99.1

LifePoint Hospitals Reports Third Quarter Earnings from Continuing Operations of $0.60 Per Diluted Share

Excluding Impairment Charge, Diluted EPS of $0.61 From Continuing Operations

BRENTWOOD, Tenn.--(BUSINESS WIRE)--November 7, 2008--LifePoint Hospitals, Inc. (NASDAQ: LPNT) today announced results for the third quarter and nine months ended September 30, 2008.

For the third quarter ended September 30, 2008, revenues from continuing operations were $675.1 million, up 5.3% from $641.0 million for the same period a year ago. Income from continuing operations for the quarter decreased 2.2% to $31.5 million, or $0.60 per diluted share, compared with income from continuing operations for the third quarter of 2007 of $32.1 million, or $0.56 per diluted share. After giving effect to two hospitals classified as discontinued operations, net income for the quarter was $11.4 million, or $0.22 per diluted share, compared with net income of $28.2 million, or $0.49 per diluted share, for the same period a year ago.

For the nine months ended September 30, 2008, revenues from continuing operations were $2.0 billion, up 5.2% from $1.9 billion for the same nine-month period of 2007. Income from continuing operations for the nine months ended September 30, 2008, increased 9.3% to $105.0 million, or $1.96 per diluted share, compared with income from continuing operations for the nine months ended September 30, 2007, of $96.0 million, or $1.68 per diluted share. After giving effect to two hospitals classified as discontinued operations, net income for the nine months ended September 30, 2008, was $83.7 million, or $1.56 per diluted share, compared with net income for the nine months ended September 30, 2007, of $71.4 million, or $1.25 per diluted share.

In commenting on the results, William F. Carpenter III, president and chief executive officer of LifePoint Hospitals, said “Our financial performance remains strong. In these turbulent economic times, LifePoint continues to be well positioned with a strong balance sheet, ample liquidity and moderate leverage. Thanks in part to our financial flexibility, we are expanding and improving services and recruiting more physicians to our markets. We are confident that these are and will remain the key elements, along with focused expense management, in achieving financial success and creating value for our shareholders.”

In the third quarter of 2008, the Company’s management committed to sell two facilities, representing third quarter revenues of $12.0 million. As a result of these plans, the Company has reflected these hospitals as discontinued operations and recognized a third quarter 2008 impairment charge of $16.8 million, net of income taxes, or $0.32 per diluted share.

During the third quarter ended September 30, 2008, the Company was negatively impacted by a $0.9 million ($0.5 million, or $0.01 per diluted share, net of income taxes) non-recurring charge related to an impairment of a clinic building. The Company’s diluted earnings per share from continuing operations, excluding this impairment charge, was $0.61 for the third quarter ended September 30, 2008. See the table captioned “Unaudited Supplemental Income” later in this release for a reconciliation of, and additional information regarding, this non-GAAP measure.

Due to the reclassification of two hospitals to discontinued operations and the Company’s operating performance through the first nine months of the year, LifePoint is updating its 2008 guidance. Previously updated guidance remains the same with the exception of the following:

Net Revenue (in millions)	$2,690 to $2,730
Inpatient Admission Growth	(2%) to 0%
Adjusted Admission Growth	(1%) to 1%

A listen-only simulcast, as well as a 30-day replay, of LifePoint Hospitals’ third quarter 2008 conference call will be available on line at www.lifepointhospitals.com and www.earnings.com today, Friday, November 7, 2008, beginning at 10:00 a.m. Eastern Time.

LifePoint Hospitals, Inc. is a leading hospital company focused on providing healthcare services in non-urban communities in 17 states. Of the Company’s 48 hospitals, 44 are in communities where LifePoint Hospitals is the sole community hospital provider. LifePoint Hospitals’ non-urban operating strategy offers continued operational improvement by focusing on five guiding principles that outline the Company’s vision: delivering compassionate, high quality patient care; supporting physicians; creating an outstanding environment for employees; providing unmatched community value; and ensuring fiscal responsibility. Headquartered in Brentwood, Tennessee, LifePoint Hospitals is affiliated with approximately 21,000 employees. More information about LifePoint Hospitals can be found on its website, www.lifepointhospitals.com.

Important Legal Information. Certain statements contained in this release are based on current management expectations and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to qualify for the safe harbor protections from liability provided by the Private Securities Litigation Reform Act of 1995. Numerous factors exist which may cause results to differ from these expectations. Many of the factors that will determine LifePoint’s future results are beyond LifePoint’s ability to control or predict with accuracy. Such forward-looking statements reflect the current expectations and beliefs of the management of LifePoint, are not guarantees of performance and are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ from those described in the forward-looking statements. These forward-looking statements may also be subject to other risk factors and uncertainties, including, without limitation: (i) efforts by government and commercial third-party payors to reduce healthcare spending, including changes in the manner in which payments are made to hospitals or insured persons; (ii) increases in “high deductible” health insurance plans, and increased co-pays and deductibles; (iii) the cost of providing care to uninsured or under-insured persons who are not able to pay all or any part of such costs, continuing increases in accounts receivable from uninsured and “patient-due” accounts and the adequacy of our reserves for “bad debt” ; (iv) the rising number of uninsured or under-insured individuals in the United States; (v) a reduction in funding for state Medicaid programs, the implementation of cost limits placed on hospitals by Federal legislation, and a reduction of Medicaid payments resulting from a successful challenge to one or more state Medicaid programs; (vi) periodic changes or reductions in Medicare and Medicaid reimbursement payments including the implementation of MS-DRGs and proposed changes to the Medicare outpatient prospective payment system; (vii) the increasing relationship of clinical quality to reimbursement rates; (viii) lower rates of hospital admissions and adjusted admissions (ix) rising operating costs including the increasing cost of hospital supplies and medical technology; (x) the availability, cost and terms of contractual labor and healthcare service providers including nurses and certain physicians such as anesthesiologists, radiologists and emergency room physicians; (xi) the ability to recruit and retain independent and employed physicians, other healthcare service providers and effective management personnel; (xii) adverse changes in or requirements of state and federal laws, regulations, policies and procedures applicable to the Company; (xiii) increased scrutiny from governmental regulators and accreditation agencies such as The Joint Commission; (xiv) whether capital expenditures and other aspects of our business plan to increase market share will be effective; (xv) whether we are successfully able to execute strategies to grow patient volumes and revenues; (xvi) changes in the Company’s operating or expansion strategies and, if made, our ability to execute such changed strategies successfully; (xvii) the highly competitive nature of the healthcare business, including competition from outpatient facilities, physicians on the medical staffs of our hospitals, physician offices and facilities in larger towns and cities; (xviii) restrictions (including required governmental approvals) on our ability to make acquisitions or divestitures, and to enter into joint ventures, on favorable terms and conditions; (xix) ) our ability to successfully integrate and operate newly-acquired and de novo facilities; (xx) the increasing pressure to allow physicians to own a portion of our hospitals, and our ability to effectively manage hospitals with physician partners; (xxi) the geographic concentration of LifePoint’s operations and general economic and other conditions in the Company’s markets; (xxii) the availability and terms of capital and liquidity to fund LifePoint’s business strategies; (xxiii) the Company’s substantial indebtedness and changes in interest rates, our credit ratings, the amount or terms of our indebtedness and our liquidity; (xxiv) changes in, or interpretations of, generally accepted accounting principles or practices; (xxv) volatility in the market value of LifePoint’s common stock; (xxvi) the ability to manage successfully risks, including those that could result in losses to us because we are significantly self-insured; (xxvii) the availability, cost and terms of insurance coverage; (xxviii) possible adverse rulings, judgments, settlements and other outcomes of pending litigation (including self-insured litigation), and the risks associated with credentialing decisions and governmental investigations; (xxix) the potential adverse impact of government investigations and litigation involving the business practices of healthcare providers, including whistleblowers investigations; (xxx) our reliance on information technology systems maintained by HCA-Information Technology & Services, Inc. and the cost and other difficulties associated with converting facilities from one information system to another; (xxxi) the costs of complying with the Americans with Disabilities Act and related litigation; and (xxxii) those other risks and uncertainties described from time to time in LifePoint’s filings with the Securities and Exchange Commission. Therefore, LifePoint’s future results may differ materially from those described in this release. LifePoint undertakes no obligation to update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

All references to “LifePoint,” “LifePoint Hospitals” and the “Company” as used throughout this release refer to LifePoint Hospitals, Inc. and its subsidiaries.

LIFEPOINT HOSPITALS, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS Dollars in millions, except per share amounts

	Three Months Ended September 30,				Nine Months Ended September 30,
	2008		2007		2008		2007
	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio
Revenues	$675.1	100.0%	$641.0	100.0%	$2,025.9	100.0%	$1,925.0	100.0%

Salaries and benefits	265.6	39.3	252.8	39.5	797.5	39.4	752.5	39.1
Supplies	93.0	13.8	86.4	13.5	279.3	13.8	263.4	13.7
Other operating expenses	128.3	19.0	116.3	18.1	372.2	18.3	346.1	18.0
Provision for doubtful accounts	78.9	11.7	76.9	12.0	234.7	11.6	227.9	11.8
Depreciation and amortization	32.2	4.8	31.6	4.9	97.8	4.8	97.2	5.0
Interest expense, net	22.1	3.3	21.5	3.4	66.2	3.3	72.7	3.8
Impairment of long-lived assets	0.9	0.1	–	–	1.2	0.1	–	–
	621.0	92.0	585.5	91.4	1,848.9	91.3	1,759.8	91.4

Income from continuing operations before minority interests and income taxes	54.1	8.0	55.5	8.6	177.0	8.7	165.2	8.6
Minority interests in earnings of consolidated entities	0.5	0.1	0.7	–	1.6	–	1.5	0.1
Income from continuing operations before income taxes	53.6	7.9	54.8	8.6	175.4	8.7	163.7	8.5
Provision for income taxes	22.1	3.2	22.7	3.6	70.4	3.5	67.7	3.5
Income from continuing operations	31.5	4.7	32.1	5.0	105.0	5.2	96.0	5.0

Discontinued operations, net of income taxes:
Loss from discontinued operations	(3.3)	(0.5)	(3.8)	(0.6)	(6.5)	(0.3)	(7.9)	(0.4)
Impairment (charge) adjustment	(16.8)	(2.5)	0.3	–	(14.5)	(0.8)	(16.1)	(0.9)
Loss on sale of hospitals	–	–	(0.4)	–	(0.3)	–	(0.6)	–
Loss from discontinued operations	(20.1)	(3.0)	(3.9)	(0.6)	(21.3)	(1.1)	(24.6)	(1.3)
Net income	$11.4	1.7%	$28.2	4.4%	$83.7	4.1%	$71.4	3.7%

Basic earnings (loss) per share:
Continuing operations	$0.61		$0.57		$1.99		$1.71
Discontinued operations	(0.39)		(0.07)		(0.40)		(0.44)
Net income	$0.22		$0.50		$1.59		$1.27

Diluted earnings (loss) per share:
Continuing operations	$0.60		$0.56		$1.96		$1.68
Discontinued operations	(0.38)		(0.07)		(0.40)		(0.43)
Net income	$0.22		$0.49		$1.56		$1.25

LIFEPOINT HOSPITALS, INC. UNAUDITED EARNINGS (LOSS) PER SHARE CALCULATION Dollars and shares in millions, except per share amounts

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Income from continuing operations	$31.5	$32.1	$105.0	$96.0
Loss from discontinued operations	(20.1)	(3.9)	(21.3)	(24.6)
	$11.4	$28.2	$83.7	$71.4

Basic weighted average number of shares	51.7	56.4	52.7	56.1
Other share equivalents	1.1	0.9	1.0	1.0
Diluted weighted average number of shares and equivalents	52.8	57.3	53.7	57.1

Basic earnings (loss) per share:
Continuing operations	$0.61	$0.57	$1.99	$1.71
Discontinued operations:
Loss from discontinued operations	(0.06)	(0.07)	(0.12)	(0.14)
Impairment charge	(0.33)	–	(0.27)	(0.29)
Net loss on sale of hospitals	–	–	(0.01)	(0.01)
Loss from discontinued operations	(0.39)	(0.07)	(0.40)	(0.44)

Net income	$0.22	$0.50	$1.59	$1.27

Diluted earnings (loss) per share:
Continuing operations	$0.60	$0.56	$1.96	$1.68
Discontinued operations:
Loss from discontinued operations	(0.06)	(0.07)	(0.12)	(0.14)
Impairment charge	(0.32)	–	(0.27)	(0.28)
Net loss on sale of hospitals	–	–	(0.01)	(0.01)
Loss from discontinued operations	(0.38)	(0.07)	(0.40)	(0.43)

Net income	$0.22	$0.49	$1.56	$1.25

LIFEPOINT HOSPITALS, INC. CONDENSED CONSOLIDATED BALANCE SHEETS In millions

	Sept. 30, 2008	Dec. 31, 2007 (1)
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$51.5	$53.1
Accounts receivable, less allowances for doubtful accounts of $373.8 and $376.3 at September 30, 2008 and December 31, 2007, respectively	317.7	304.5
Inventories	67.9	67.1
Assets held for sale	26.1	37.0
Prepaid expenses	14.2	12.3
Income taxes receivable	25.1	27.9
Deferred tax assets	124.8	113.6
Other current assets	18.9	20.6
	646.2	636.1
Property and equipment:
Land	70.8	70.4
Buildings and improvements	1,231.7	1,195.3
Equipment	706.3	659.6
Construction in progress	43.1	32.6
	2,051.9	1,957.9
Accumulated depreciation	(659.6)	(574.9)
	1,392.3	1,383.0

Deferred loan costs, net	33.1	38.6
Intangible assets, net	62.5	52.4
Other	9.3	4.4
Goodwill	1,509.0	1,512.0
	$3,652.4	$3,626.5

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$86.8	$95.6
Accrued salaries	77.5	66.0
Other current liabilities	96.5	99.6
Current maturities of long-term debt	0.5	0.5
	261.3	261.7

Long-term debt	1,512.9	1,516.7
Deferred income taxes	111.3	113.2
Professional and general liability claims and other liabilities	125.1	120.0
Long-term income tax liability	73.4	55.5

Minority interests in equity of consolidated entities	17.3	15.2

Stockholders’ equity:
Preferred stock	–	–
Common stock	0.6	0.6
Capital in excess of par value	1,110.2	1,084.9
Unearned ESOP compensation	(0.8)	(3.1)
Accumulated other comprehensive loss	(18.2)	(19.8)
Retained earnings	606.5	522.8
Common stock in treasury, at cost	(147.2)	(41.2)
	1,551.1	1,544.2
	$3,652.4	$3,626.5
(1) Derived from audited consolidated financial statements.

LIFEPOINT HOSPITALS, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS In millions

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Cash flows from operating activities:
Net income	$11.4	$28.2	$83.7	$71.4
Adjustments to reconcile net income to net cash provided by operating activities:
Loss from discontinued operations	20.1	3.9	21.3	24.6
Stock-based compensation	5.5	5.3	17.6	12.4
ESOP expense (non-cash portion)	2.2	2.3	6.1	6.8
Depreciation and amortization	32.2	31.6	97.8	97.2
Amortization of physician minimum revenue guarantees	2.6	1.4	6.8	3.4
Amortization of deferred loan costs	1.8	1.9	5.5	4.9
Minority interests in earnings of consolidated entities	0.5	0.7	1.6	1.5
Deferred income tax benefit	(10.6)	(17.7)	(1.0)	(52.7)
Reserve for professional and general liability claims, net	(0.2)	(0.1)	7.9	4.0
Increase (decrease) in cash from operating assets and liabilities, net of effects from acquisitions and divestitures:
Accounts receivable	(9.5)	(14.4)	(12.3)	(15.2)
Inventories and other current assets	(6.3)	(5.6)	(1.8)	(12.6)
Accounts payable and accrued expenses	10.3	(14.5)	6.4	(25.6)
Income taxes payable/receivable	21.2	0.8	17.5	40.0
Other	0.9	(0.2)	3.2	(0.7)
Net cash provided by operating activities–continuing operations	82.1	23.6	260.3	159.4
Net cash provided by (used in) operating activities–discontinued operations	(6.1)	9.1	(11.2)	16.2
Net cash provided by operating activities	76.0	32.7	249.1	175.6

Cash flows from investing activities:
Purchase of property and equipment	(37.5)	(37.7)	(111.5)	(106.7)
Acquisitions, net of cash acquired	(1.3)	–	(10.6)	–
Other	(4.9)	–	(4.9)	–
Net cash used in investing activities–continuing operations	(43.7)	(37.7)	(127.0)	(106.7)
Net cash (used in) provided by investing activities–discontinued operations	–	33.8	(5.0)	103.1
Net cash used in investing activities	(43.7)	(3.9)	(132.0)	(3.6)

Cash flows from financing activities:
Proceeds from borrowings	–	–	10.4	615.0
Payments of borrowings	(10.0)	(8.4)	(10.0)	(765.9)
Proceeds from exercise of stock options	3.3	0.4	3.4	12.5
Proceeds from employee stock purchase plans, net of returns	0.5	1.0	0.8	1.5
Proceeds received for completion of new hospital	–	14.7	–	14.7
Purchases of treasury stock	(0.1)	–	(118.2)	–
Payment of debt issuance costs	–	(0.9)	–	(14.2)
Distributions to (proceeds from) minority investors in joint ventures	0.8	(0.5)	(0.2)	1.2
Capital lease payments and other	0.1	–	(4.9)	(0.5)
Net cash (used in) provided by financing activities	(5.4)	6.3	(118.7)	(135.7)

Change in cash and cash equivalents	26.9	35.1	(1.6)	36.3
Cash and cash equivalents at beginning of period	24.6	13.4	53.1	12.2
Cash and cash equivalents at end of period	$51.5	$48.5	$51.5	$48.5

Supplemental disclosure of cash flow information:
Interest payments	$17.5	$41.9	$58.6	$72.1
Capitalized interest	$0.3	$0.2	$0.6	$1.6
Income taxes paid, net	$13.3	$39.8	$55.0	$80.3

LIFEPOINT HOSPITALS, INC. UNAUDITED STATISTICS

	Three Months Ended September 30,			Nine Months Ended September 30,
	2008	2007	% Change	2008	2007	% Change
Continuing Operations: (1)
Number of hospitals at end of period	46	46	-%	46	46	-%
Admissions	45,980	47,118	(2.4)	143,039	145,022	(1.4)
Equivalent admissions (2)	93,885	94,874	(1.0)	284,218	285,983	(0.6)
Revenues per equivalent admission	$7,191	$6,756	6.4	$7,128	$6,731	5.9
Outpatient factor (2)	2.04	2.01	1.5	1.99	1.97	1.0
Emergency room visits	219,852	221,327	(0.7)	663,703	653,832	1.5
Inpatient surgeries	13,997	13,953	0.3	41,463	42,750	(3.0)
Outpatient surgeries	36,926	35,760	3.3	108,982	108,913	0.1
Average length of stay	4.2	4.2	–	4.3	4.2	2.4
Medicare case mix index	1.26	1.24	1.6	1.27	1.24	2.4

(1)Continuing operations excludes the operations of hospitals that are classified as discontinued operations.

(2) Management and investors use equivalent admissions as a general measure of combined inpatient and outpatient volume.  Equivalent admissions is computed by multiplying admissions (inpatient volumes) by the outpatient factor (the sum of gross inpatient revenue and gross outpatient revenue divided by gross inpatient revenue).  The equivalent admissions computation “equates” outpatient revenue to the volume measure (admissions) used to measure inpatient volume resulting in a general measure of combined inpatient and outpatient volume.

LIFEPOINT HOSPITALS, INC.

UNAUDITED SUPPLEMENTAL INFORMATION

Dollars in millions, except per share amounts

Adjusted EBITDA is defined as earnings before depreciation and amortization, interest expense, net, impairment of long-lived assets, minority interests in earnings of consolidated entities, provision for income taxes and loss from discontinued operations. LifePoint’s management and Board of Directors use adjusted EBITDA to evaluate the Company’s operating performance and as a measure of performance for incentive compensation purposes. LifePoint’s credit facilities use adjusted EBITDA for certain financial covenants. The Company believes adjusted EBITDA is a measure of performance used by some investors, equity analysts and others to make informed investment decisions. In addition, multiples of current or projected adjusted EBITDA are used to estimate current or prospective enterprise value. Adjusted EBITDA should not be considered as a measure of financial performance under U.S. generally accepted accounting principles, and the items excluded from adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Because adjusted EBITDA is not a measurement determined in accordance with U.S. generally accepted accounting principles and is susceptible to varying calculations, adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

	Three Months Ended September 30,				Nine Months Ended September 30,
	2008		2007		2008		2007
	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio
Revenues	$675.1	100.0%	$641.0	100.0%	$2,025.9	100.0%	$1,925.0	100.0%

Salaries and benefits	265.6	39.3	252.8	39.5	797.5	39.4	752.5	39.1
Supplies	93.0	13.8	86.4	13.5	279.3	13.8	263.4	13.7
Other operating expenses	128.3	19.0	116.3	18.1	372.2	18.3	346.1	18.0
Provision for doubtful accounts	78.9	11.7	76.9	12.0	234.7	11.6	227.9	11.8
	565.8	83.8	532.4	83.1	1,683.7	83.1	1,589.9	82.6
Adjusted EBITDA	$109.3	16.2%	$108.6	16.9%	$342.2	16.9%	$335.1	17.4%

The following table reconciles adjusted EBITDA as presented above to net income as reflected in the unaudited condensed consolidated statements of operations:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Adjusted EBITDA	$109.3	$108.6	$342.2	$335.1

Less:
Depreciation and amortization	32.2	31.6	97.8	97.2
Interest expense, net	22.1	21.5	66.2	72.7
Impairment of long-lived assets	0.9	–	1.2	–
Minority interests in earnings of consolidated entities	0.5	0.7	1.6	1.5
Provision for income taxes	22.1	22.7	70.4	67.7
Loss from discontinued operations	20.1	3.9	21.3	24.6
Net income	$11.4	$28.2	$83.7	$71.4

LIFEPOINT HOSPITALS, INC.

UNAUDITED SUPPLEMENTAL INFORMATION (Continued)

Dollars in millions, except per share amounts

The Company has presented income from continuing operations, excluding the impact of an impairment of a long-lived asset, which is a non-GAAP measure. The following table provides information reconciling this measure to the most comparable GAAP measure. LifePoint believes that this measure provides useful information to investors about its operating performance, because an impairment charge does not directly relate to the ongoing operations of LifePoint’s facilities and businesses and has a non-recurring impact on income from continuing operations. Income from continuing operations, excluding the impact of an impairment of a long lived asset, should not be considered as a measure of financial performance under U.S. generally accepted accounting principles. Income from continuing operations, excluding the impact of an impairment of a long lived asset, should not be considered in isolation or as an alternative to net income or other financial statement data presented in the consolidated financial statements as an indicator of financial performance. Because income from continuing operations, excluding the impact of an impairment of a long lived asset, is not a measurement determined in accordance with U.S. generally accepted accounting principles and is susceptible to varying calculations, the Company’s presentation of this measure may not be comparable to other similarly titled measures of other companies.

	Three Months Ended September 30, 2008
	Continuing Operations	Impairment of Long-lived Assets	Total, As Reported
Income from continuing operations	$32.4	$(0.9)	$31.5

Diluted earnings per share:
Basic	$0.62	$(0.01)	$0.61
Diluted	$0.61	$(0.01)	$0.60

CONTACT:
LifePoint Hospitals, Inc.
David M. Dill, 615-372-8512
Executive Vice President and Chief Financial Officer